UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2015

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award Agreements

          The Compensation and Benefits Committee (the “Compensation Committee”) of the Board of Directors of The Brink’s Company (the “Company”) approved forms of award agreement for Restricted Stock Units (“RSUs”), Market Share Units (“MSUs”) and Performance Share Units (“PSUs”) granted under the 2013 Equity Incentive Plan, which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  Pursuant to the terms of any RSU, MSU or PSU award agreements between the Company and the Company’s Chairman, President and Chief Executive Officer, Thomas C. Schievelbein, Mr. Schievelbein will be deemed retirement eligible for purposes of continued post-employment vesting under the awards.

Change in Control Agreements

          On February 20, 2015, Thomas C. Schievelbein, Chairman of the Board, President and Chief Executive Officer; Joseph W. Dziedzic, Executive Vice President and Chief Financial Officer; McAlister C. Marshall, II, Vice President and General Counsel; Holly R. Tyson, Vice President and Chief Human Resources Officer; and Patricia A. Watson, Vice President and Chief Information Officer (each, an “Executive”) entered into Change in Control Agreements (the “Agreements”) with the Company, which replaced prior change in control agreements for each Executive that expired in February 2015. Other than updating the expiration date to February 20, 2017, there were no changes to the terms of the change in control agreements from the prior agreements that expired in 2015.

          Under the terms of the Agreements, if a change in control (as defined in the Agreements) occurs and the Executive remains employed by the Company, the Executive will receive annual compensation equal to the sum of (1) a salary not less than the annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of the Executive’s annual bonus award under the Company’s Key Employees Incentive Plan or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).

          The Agreements provide for certain payments and benefits upon termination following a change in control (“double-trigger”). Under the terms of the Agreements, if a change in control occurs and the Company terminates the Executive’s employment other than for cause (as defined in the Agreements), death or incapacity (as defined in the Agreements) or the Executive terminates employment for good reason (as defined in the Agreements) during the two years following the date of the change in control, the Company will make a lump sum cash payment to the Executive consisting of the aggregate of the following amounts:

•
the sum of: (1) the Executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation for a performance period ended prior to the date of termination, but not paid as of the date of termination, (3) the Executive’s Average Annual Bonus prorated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited; and

•	an amount equal to two times the sum of the Executive’s annual base salary and Average Annual Bonus.

          In the event of a change in control, the Executive would also be entitled to other payments for medical and dental benefits and outplacement services as set forth in the Agreements. The Agreements do not provide for any excise tax gross-ups. The Agreements will terminate on February 20, 2017, if a change in control has not occurred before that date.

          The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the form of Change in Control Agreement which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Restricted Stock Unit Award

          On February 20, 2015, the Compensation Committee approved a performance award of restricted stock units (“RSUs”) to Patricia A. Watson with a fair market value of $250,000 as of the grant date, February 20, 2015.  The Compensation Committee approved this award based on Ms. Watson’s expected future contributions to the Company and to reinforce her long term career potential. The RSUs will vest on February 20, 2018 and will pay out in shares of the Company’s common stock on a one-for-one basis.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Restricted Stock Unit Award Agreement, effective November 13, 2014

	10.2	Form of Market Share Units Award Agreement, effective November 13, 2014

	10.3	Form of Performance Share Units Award Agreement, effective November 13, 2014

	10.4	Form of Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 25, 2015	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Form of Restricted Stock Units Award Agreement, effective November 13, 2014

10.2	Form of Market Share Units Award Agreement, effective November 13, 2014

10.3	Form of Performance Share Units Award Agreement, effective November 13, 2014

10.4	Form of Change in Control Agreement